SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement, dated on and as of the date set forth on the signature page hereto (this “Agreement”), is made among Novelos Therapeutics, Inc., a Delaware corporation (the “Company”), the undersigned purchaser(s) (each a “Purchaser” and collectively, the “Purchasers”) and each assignee of a Purchaser who becomes a party hereto.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder, the Company desires to offer, issue and sell to the Purchasers (the “Offering”), and the Purchasers, severally and not jointly, desire to purchase from the Company, shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). The Shares are collectively referred to herein as the “Securities.”

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and each of the Purchasers agree as follows:

A.	Subscription.

1. Subject to the conditions to closing set forth herein, each Purchaser hereby irrevocably subscribes for and agrees to purchase Securities for the aggregate purchase price set forth on the signature page of such Purchaser hereto (the “Subscription Amount”). The Securities to be issued to a Purchaser hereunder shall consist of (i) Shares in an amount equal to the quotient of (x) the Subscription Amount, divided by (y) the Offering Price, rounded down to the nearest whole number.

2. For purposes of this Agreement, the “Offering Price” shall be $0.65, which shall be the price per Share to be paid by the Purchasers.

3. As soon as possible after acceptance of this Agreement by the Company but no later than 5:00 p.m. Eastern time on August 20, 2008, the Company shall hold the closing of the Offering (the “Closing” and the date of the Closing, the “Closing Date”). Prior to the Closing, and following the delivery to the Purchaser(s) of a photocopy of the stock certificates representing the “Securities”, each Purchaser shall deliver the applicable Subscription Amount, by wire transfer to the Company’s bank account in accordance with the wire transfer instructions set forth on Schedule A, and such amount shall be held in the manner described in Paragraph (4) below. The total Subscription Amount to be received at Closing is $2,999,999.60.

4. All payments for Securities made by the Purchasers will be deposited as soon as practicable for the undersigned’s benefit in the Company’s bank account. Payments for Securities made by the Purchasers will be returned promptly, prior to an applicable Closing, without interest or deduction, if, or to the extent, the undersigned’s subscription is rejected or the Offering is terminated for any reason.

5. Upon receipt by the Company of the requisite payment for all Securities to be purchased by the Purchasers whose subscriptions are accepted, the Company shall, at the Closing: (i) issue to each Purchaser original stock certificates representing the shares of Common Stock purchased at such Closing under this Agreement; (ii) deliver to the Purchasers a certificate stating that the representations and warranties made by the Company in Section C of this Agreement were true and correct in all respects when made and are true and correct in all respects on the date of each such Closing relating to the Securities subscribed for pursuant to this Agreement as though made on and as of such Closing date (provided, however, that representations and warranties that speak as of a specific date shall continue to be true and correct as of the Closing with respect to such date); and (iii) cause to be delivered to the Purchasers an opinion of Foley Hoag LLP covering the matters described in Exhibit A hereto.

6. Each Purchaser acknowledges and agrees that the purchase of Shares by such Purchaser pursuant to the Offering is subject to all the terms and conditions set forth in this Agreement.

B.	Representations and Warranties of the Purchasers.

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company and agrees with the Company as follows:

1. The Purchaser has carefully read this Agreement and the related exhibits and schedules attached hereto (collectively the “Offering Documents”), and is familiar with and understands the terms of the Offering. Specifically, and without limiting in any way the foregoing representation, the Purchaser has carefully read and considered (a) the Company’s annual report on Form 10-KSB for the year ended December 31, 2007, the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, reports on Form 8-K filed by the Company from January 1, 2008 through the date of the Agreement and (b) the additional risk factors set forth on Schedule B. The Purchaser fully understands all of the risks related to the purchase of the Securities. The Purchaser has carefully considered and has discussed with the Purchaser’s professional legal, tax, accounting and financial advisors, to the extent the Purchaser has deemed necessary, the suitability of an investment in the Securities for the Purchaser’s particular tax and financial situation and has determined that the Securities being subscribed for by the Purchaser are a suitable investment for the Purchaser. The Purchaser recognizes that an investment in the Securities involves substantial risks, including the possible loss of the entire amount of such investment. The Purchaser further recognizes that the Company has broad discretion concerning the use and application of the proceeds from the Offering.

2. The Purchaser acknowledges that (i) the Purchaser has had the opportunity to request copies of any documents, records, and books pertaining to this investment and (ii) any such documents, records and books that the Purchaser requested have been made available for inspection by the Purchaser, the Purchaser’s attorney, accountant or advisor(s).

3. The Purchaser, and the Purchaser’s advisor(s), have had a reasonable opportunity to ask questions of and receive answers from representatives of the Company or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of the Purchaser. Notwithstanding the foregoing, the Purchaser may rely on the representations and warranties of the Company contained in Section C.

4. The Purchaser is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, meeting or conference whose attendees have been invited by any general solicitation or general advertising.

5. The Purchaser is a corporation, partnership or trust with total assets in excess of $5,000,000 and was not organized for the purpose of acquiring the Securities.

6. The Purchaser has sufficient knowledge and experience in financial, tax and business matters to enable the Purchaser to utilize the information made available to the Purchaser in connection with the Offering, to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect to an investment in the Securities on the terms described in the Offering Documents.

7. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

8. The Purchaser will not sell or otherwise transfer the Securities without registration under the Securities Act and applicable state securities laws or an applicable exemption therefrom. The Purchaser acknowledges that neither the offer nor sale of the Securities has been registered under the Securities Act or under the securities laws of any state. The Purchaser represents and warrants that the Purchaser is acquiring the Securities for the Purchaser’s own account, for investment and not with a view toward resale or distribution within the meaning of the Securities Act. The Purchaser has not offered or sold the Securities being acquired nor does the Purchaser have any present intention of selling, distributing or otherwise disposing of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event in circumstances in violation of the Securities Act. The Purchaser is aware that (i) the Securities are not currently eligible for sale in reliance upon Rule 144 promulgated under the Securities Act and (ii) the Company has no obligation to register the Securities subscribed for hereunder, except as described in Section F.2 of this Agreement. By making these representations herein, Purchaser is not making any representation or agreement to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an available exemption to the registration requirements of the Securities Act.

9. The Purchaser acknowledges that the certificates representing the Shares will be stamped or otherwise imprinted with a legend substantially in the following form:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel reasonably satisfactory to this corporation, is available.

10. The Purchaser has full right, power, authority and capacity (corporate, statutory or otherwise) to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

11. The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Purchaser is bound, or of any provision of the organizational documents of the Purchaser, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Purchaser is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Purchaser.

12. No consent, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Purchaser in order for Purchaser to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

13. If the Purchaser is a retirement plan or is investing on behalf of a retirement plan, the Purchaser acknowledges that an investment in the Securities poses additional risks, including the inability to use losses generated by an investment in the Securities to offset taxable income.

14. The information contained in the purchaser questionnaire in the form of Exhibit C attached hereto (the “Purchaser Questionnaire”) delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects as of the date of this Agreement.

15. The Purchaser acknowledges that the Company will have the authority to issue shares of Common Stock, in excess of those being issued in connection with the Offering, and that the Company may issue additional shares of Common Stock from time to time. The issuance of additional shares of Common Stock may cause dilution of the existing shares of Common Stock and a decrease in the market price of such existing shares.

C.	Representations and Warranties of the Company.

The Company hereby makes the following representations and warranties to the Purchaser, which shall survive the Closing and the purchase and sale of the Securities.

1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, prospects, financial condition or results of operations of the Company (a “Material Adverse Effect”).

2. Schedule C sets forth (i) the authorized capital stock of the Company on the date hereof, (ii) the number of shares of capital stock issued and outstanding, (iii) the number of shares of capital stock issuable pursuant to the Company’s stock plans, and (iv) the number of shares of capital stock issuable and reserved for issuance pursuant to, exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on C, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company may be obligated to issue any equity securities of any kind and, except as contemplated by this Agreement. Except as described on Schedule C and, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of its security holders relating to the securities of the Company. Except as described on C, the Company has not granted any Person the right to require the Company to register any of its securities under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Schedule C sets forth a true and complete table setting forth the pro forma capitalization of the Company on a fully diluted basis giving effect to the issuance of the Securities the exercise or conversion of all outstanding securities. Except as described on C, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as set forth on Schedule C, the Company does not have outstanding stockholder purchase rights or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

3. Issuance; Reservation of Shares. The issuance of the Shares has been duly and validly authorized by all necessary corporate and stockholder action, and the Shares, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

4. Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

5. No Conflict; Governmental and Other Consents.

(a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or Bylaws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company except to the extent that any such violation, conflict or breach would not be reasonably likely to have a Material Adverse Effect.

(b) No consent, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities, except such post-Closing filings as may be required to be made with the Securities and Exchange Commission (the “SEC”) and with any state or foreign blue sky or securities regulatory authority.

6. Litigation. There are no pending or, to the Company’s knowledge, threatened legal or governmental proceedings against the Company, which, if adversely determined, would be reasonably likely to have a Material Adverse Effect on the Company. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body (including, without limitation, the SEC) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Agreements.

7. Accuracy of Reports. All reports required to be filed by the Company within the two years prior to the date of this Agreement (the “SEC Reports”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have been filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, except to the extent updated or superseded by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

8. Financial Information. The Company’s financial statements that appear in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), except in the case of unaudited statements, as permitted by Form 10-Q of the SEC or as may be indicated therein or in the notes thereto, applied on a consistent basis throughout the periods indicated and such financial statements fairly present in all material respects the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

9. Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

10. Absence of Certain Changes. Since the date of the Company’s financial statements in the latest of the SEC Reports, there has not occurred any undisclosed event that has caused a Material Adverse Effect or any occurrence, circumstance or combination thereof that reasonably would be likely to result in such Material Adverse Effect.

11. Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

12. Subsidiaries. The Company has no subsidiaries. For the purposes of this Agreement, “subsidiary” shall mean any company or other entity of which at least 50% of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company or any of its other subsidiaries.

13. Indebtedness. The financial statements in the SEC Reports reflect, to the extent required, as of the date thereof all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

14. Certain Fees.  No brokers’, finders’ or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

15. Material Agreements. Except as set forth in the SEC Reports, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a Form 10-KSB or a Form 8-K (each, a “Material Agreement”). The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default by the Company or the subsidiary that is a party thereto, as the case may be, and, to the Company’s knowledge, are not in default under any Material Agreement now in effect, the result of which would be reasonably likely to have a Material Adverse Effect.

16. Transactions with Affiliates. Except as set forth in the SEC Reports, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any of its customers or suppliers on the one hand, and (b) on the other hand, any person who would be covered by Item 404(d) of Regulation S-K or any company or other entity controlled by such person.

17. Taxes. The Company has prepared and filed all federal, state, local, foreign and other tax returns for income, gross receipts, sales, use and other taxes and custom duties (“Taxes”) required by law to be filed by it, except for tax returns, the failure to file which, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company. Such filed tax returns are complete and accurate, except for such omissions and inaccuracies which, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company. The Company has paid or made provisions for the payment of all Taxes shown to be due on such tax returns and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current Taxes to which the Company or any subsidiary is subject and which are not currently due and payable, except for such Taxes which, if unpaid, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company. None of the federal income tax returns of the Company for the past five years has been audited by the Internal Revenue Service. The Company has not received written notice of any assessments, adjustments or contingent liability (whether federal, state, local or foreign) in respect of any Taxes pending or threatened against the Company or any subsidiary for any period which, if unpaid, would have a Material Adverse Effect on the Company.

18. Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without an increase in cost significantly greater than general increases in cost experienced for similar companies in similar industries with respect to similar coverage.

19. Environmental Matters. Except as disclosed in the SEC Reports, all real property owned, leased or otherwise operated by the Company is free of contamination from any substance, waste or material currently identified to be toxic or hazardous pursuant to, within the definition of a substance which is toxic or hazardous under, or which may result in liability under, any Environmental Law (as defined below), including, without limitation, any asbestos, polychlorinated biphenyls, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance (“Hazardous Substance”) which has caused or would reasonably be expected to cause or constitute a threat to human health or safety, or an environmental hazard in violation of Environmental Law or to result in any environmental liabilities that would be reasonably likely to have a Material Adverse Effect. The Company has not caused or suffered to occur any release, spill, migration, leakage, discharge, disposal, uncontrolled loss, seepage, or filtration of Hazardous Substances that would reasonably be expected to result in environmental liabilities that would be reasonably likely to have a Material Adverse Effect. The Company has generated, treated, stored and disposed of any Hazardous Substances in compliance with applicable Environmental Laws, except for such non-compliances that would not be reasonably likely to have a Material Adverse Effect. The Company has obtained, or has applied for, and is in compliance with and in good standing under all permits required under Environmental Laws (except for such failures that would not be reasonably likely to have a Material Adverse Effect) and the Company has no knowledge of any proceedings to substantially modify or to revoke any such permit. There are no investigations, proceedings or litigation pending or, to the Company's knowledge, threatened against the Company or any of the Company’s facilities relating to Environmental Laws or Hazardous Substances. “Environmental Laws” shall mean all federal, national, state, regional and local laws, statutes, ordinances and regulations, in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including orders, consent decrees or judgments relating to the regulation and protection of human health, safety, the environment and natural resources.

20. Intellectual Property Rights and Licenses. The Company owns or has the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names, software, formulae, methods, processes and other intangible properties that are of a such nature and significance to the business that the failure to own or have the right to use such items would have a Material Adverse Effect (“Intangible Rights”). The Company has not received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and, to the Company’s knowledge, neither the use of the Intangible Rights nor the operation of the Company’s businesses is infringing or has infringed upon any intellectual property rights of others. All payments have been duly made that are necessary to maintain the Intangible Rights in force. No claims have been made, and to the Company’s knowledge, no claims are threatened, that challenge the validity or scope of any material Intangible Right of the Company. The Company has taken reasonable steps to obtain and maintain in force all licenses and other permissions under Intangible Rights of third parties necessary to conduct their businesses as heretofore conducted by them, and now being conducted by them, and as expected to be conducted, and the Company is not or has not been in material breach of any such license or other permission.

21. Labor, Employment and Benefit Matters.

(a) There are no existing, or to the best of the Company’s knowledge, threatened strikes or other labor disputes against the Company that would be reasonably likely to have a Material Adverse Effect. Except as set forth in the SEC Reports, there is no organizing activity involving employees of the Company pending or, to the Company’s or its subsidiaries’ knowledge, threatened by any labor union or group of employees. There are no representation proceedings pending or, to the Company’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company or its subsidiaries has made a pending demand for recognition.

(b) Except as set forth in the SEC Reports, the Company is not, or during the five years preceding the date of this Agreement was not, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company.

(c) Each employee benefit plan is in compliance with all applicable law, except for such noncompliance that would not be reasonably likely to have a Material Adverse Effect.

(d) The Company does not have any liabilities, contingent or otherwise, including without limitation, liabilities for retiree health, retiree life, severance or retirement benefits, which are not fully reflected, to the extent required by GAAP, on the Balance Sheet or fully funded. The term “liabilities” used in the preceding sentence shall be calculated in accordance with reasonable actuarial assumptions.

(e) The Company has not (i) terminated any “employee pension benefit plan” as defined in Section 3(2) of ERISA (as defined below) under circumstances that present a material risk of the Company or any of its subsidiaries incurring any liability or obligation that would be reasonably likely to have a Material Adverse Effect, or (ii) incurred or expects to incur any outstanding liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations promulgated thereunder (“ERISA”).

22. Compliance with Law. The Company is in compliance in all material respects with all applicable laws, except for such noncompliance that would not reasonably be likely to have a Material Adverse Effect. The Company has not received any notice of, nor does the Company have any knowledge of, any violation (or of any investigation, inspection, audit or other proceeding by any governmental entity involving allegations of any violation) of any applicable law involving or related to the Company which has not been dismissed or otherwise disposed of that would be reasonably likely to have a Material Adverse Effect. The Company has not received notice or otherwise has any knowledge that the Company is charged with, threatened with or under investigation with respect to, any violation of any applicable law that would reasonably be likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any subsidiary has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law. The Company and its directors, officers, employees and agents have complied in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, and any related rules and regulations.

23. Ownership of Property. Except as set forth in the Company’s financial statements included in the SEC Reports, the Company has (i) good and marketable fee simple title to its owned real property, if any, free and clear of all liens, except for liens which do not individually or in the aggregate have a Material Adverse Effect; (ii) a valid leasehold interest in all leased real property, and each of such leases is valid and enforceable in accordance with its terms (subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy) and is in full force and effect, and (iii) good title to, or valid leasehold interests in, all of its other properties and assets free and clear of all liens, except for liens disclosed in the SEC Reports or which otherwise do not individually or in the aggregate have a Material Adverse Effect.

24. No Integrated Offering. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section B hereof, neither the Company, nor any of its affiliates or other person acting on the Company’s behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, when integration would cause the Offering not to be exempt from the requirements of Section 5 of the Securities Act.

25. General Solicitation. Neither the Company nor, to its knowledge, any person acting on behalf of the Company, has offered or sold any of the Securities by any form of “general solicitation” within the meaning of Rule 502 under the Securities Act. To the knowledge of the Company, no person acting on its behalf has offered the Securities for sale other than to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

26. No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

27. No Registration. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Purchasers in Section B hereof, no registration of the Securities under the Securities Act is required in connection with the offer and sale of the Securities by the Company to the Purchasers as contemplated by this Agreement.

28. Form D. The Company agrees to file one or more Forms D with respect to the Securities on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Purchasers and their counsel promptly after such filing.

29. Certain Future Financings and Related Actions. The Company will not sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

30. Use of Proceeds. The Company intends that the net proceeds from the Offering will be used to fund the continued development of its product candidates (including, without limitation, expenses relating to conducting clinical trials and milestones payments that may be triggered under the license agreements relating to such product candidates), for working capital and for other general corporate purposes.

31. Disclosure. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided by the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, no material event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

D.	Understandings.

Each of the Purchasers understands, acknowledges and agrees with the Company as follows:

1. The execution of this Agreement by the Purchaser or solicitation of the investment contemplated hereby shall create no obligation on the part of the Company to accept any subscription or complete the Offering. If the Company accepts a subscription for Securities made by a Purchaser, it shall countersign this Agreement.

2. No federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of the Offering Documents or as to the fairness of the terms of the Offering nor any recommendation or endorsement of the Securities. Any representation to the contrary is a criminal offense. In making an investment decision, Purchaser must rely on its own examination of the Company and the terms of the Offering, including the merits and risks involved.

3. The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Purchaser herein. The Purchaser acknowledges that the Company has relied on the representations made by the Purchaser in Section B and the information provided in the Purchaser Questionnaire for purposes of determining that the Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

4. There can be no assurance that the Purchaser will be able to sell or dispose of the Securities. It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

5. The Purchaser acknowledges that the Offering is confidential and non-public and agrees that all information about the Offering shall be kept in confidence by the Purchaser until the public announcement of the Offering by the Company. The Purchaser acknowledges that the foregoing restrictions on the Purchaser’s use and disclosure of any such confidential, non-public information contained in the above-described documents restricts the Purchaser from trading in the Company’s securities to the extent such trading is on the basis of material, non-public information of which the Purchaser is aware. Except for the terms of the transaction documents and the fact that the Company is considering consummating the transactions contemplated therein, the Company confirms that neither the Company nor, to its knowledge, any other person acting on its behalf, has provided any of the Purchasers or their agents or counsel with any information that constitutes material, non-public information.

6. The Purchaser agrees that beginning on the date hereof until the Offering is publicly announced by the Company (which the Company has agreed to undertake in accordance with the provisions of Section F.2. hereof), the Purchaser will not enter into any Short Sales. For purposes of the foregoing sentence, a “Short Sale” by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock, exclusive of the Shares. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock that would be issuable upon exercise in full of all options then held by such Purchaser (assuming that such options were then fully exercisable, notwithstanding any provisions to the contrary, and giving effect to any exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

E.	Compliance with Rule 144.

For a period of one year following the date of the Closing, the Company agrees with each Purchaser of Securities to:

(a) comply with the requirements of Rule 144 under the Securities Act with respect to current public information about the Company;

(b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

(c) furnish to any holder of Securities upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144 and the reporting requirements of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities.

F.	Covenants of the Company.

1.  Press Release; Form 8-K.  On or prior to 4:00 p.m. (New York City time) on the first business day following the Closing Date, the Company shall file a Form 8-K (the "Announcing Form 8-K") with the SEC. The Announcing Form 8-K, (x) shall describe the terms of the transactions contemplated by this Agreement, (y) shall include as exhibits to such Form 8-K this Agreement, and (z) shall include any other information required to be disclosed therein pursuant to any securities laws or other laws. The Company represents and warrants that none of the information contained in any of the schedules hereto constitutes material non-public information regarding the Company. Unless required by law, the Company shall not make any public announcement regarding the transactions contemplated hereby prior to the Closing. The Company shall not issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of the Purchaser; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions (A) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (B) as is required by applicable law (provided; however, that the Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

2. Registration of Securities for Resale. On and after the date which is six months after the Closing Date, if there is not an available exemption from Rule 144 to permit the sale of shares of Common Stock acquired by Purchaser on the Closing Date, the Company agrees to use its best efforts to file a registration statement under the Securities Act (the “Registration Statement”) with the SEC covering the resale of such Securities by the Purchaser and to use its best efforts to maintain the effectiveness of the Registration Statement until the first anniversary of the Closing Date or until all the Securities have been sold or transferred; whichever occurs first.

3.  Subsequent Communications. On and after the filing of the Announcing Form 8-K, notwithstanding any provision herein to the contrary, the Company shall not, and shall cause each of its officers, directors, employees and agents not to, provide the Purchaser with any material nonpublic information regarding the Company, without the express written consent of the Purchaser. In the event that the Purchaser believes that the Company or any of its officers, directors, employees or agents has breached the foregoing covenant, the Purchaser shall so notify the Company in the manner provided below. In the event that the Company believes that a notice or communication to the Purchaser contains material, nonpublic information relating to the Company, the Company so shall indicate to the Purchaser contemporaneously with delivery of such notice or communication, and such indication shall provide the Purchaser the means to refuse to receive such notice or communication; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to the Company. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Agreement, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company, the Company shall within four business days after any such receipt or delivery publicly disclose such material, nonpublic information.

G.	Equitable Adjustment in Certain Circumstances.

1. If, prior to the Announcement Date as hereinafter defined, the Company completes a sale of shares of its Common Stock, securities of the Company convertible into or exchangeable for shares of its Common Stock or rights to acquire shares of its Common Stock or other securities convertible into or exchangeable for shares of its Common Stock (a “Subsequent Equity Financing”), and the holders of shares of Series D Preferred Stock of the Company (“the Series D Shares”), in connection with the giving of any consent to such Subsequent Equity Financing, receive consideration therefor in the form of a reduction in the effective conversion price of the Series D Shares, a reduction in the effective exercise price of Common Stock purchase warrants issued in connection with the issuance of the Series D shares or the issuance of additional shares of Common Stock, then each Purchaser shall be entitled to receive substantially equivalent consideration in the form of additional shares of Common Stock (“Additional Shares”) equal to the difference between (x) the product obtained by multiplying the number of shares of Common Stock purchased by such Purchaser at the Closing by a fraction, the numerator of which is the lesser of $0.65 or the Effective Purchase Price as defined below and the denominator of which is the reduced conversion price of the Series D Share, the reduced exercise price of the related Common Stock purchase warrants or the closing price per share of Common Stock reported in its principal trading market on the day shares Common Stock are issued to the holders Series D Shares, as the case may be, and (y) the number of shares of Common Stock purchased by such Purchasers at the Closing. For purposes of this Section G.1, the Effective Purchase Price is calculated as the Subscription Amount divided by the sum of the Shares issued in the Offering plus Additional Shares issued to the Purchasers as a result of a Subsequent Equity Financing.

2. The Company has no obligation to deliver additional shares of Common Stock to the Purchasers pursuant to this Section G upon the closing of a Subsequent Equity Financing for which no consent of the holders of Series D Shares is required or if no consideration is received by the holders of Series D Shares in connection with the giving of any such consent. For purposes of this Section G, the term Series D Shares includes any shares of another series of Preferred Stock of the Company for which the Series D Shares are exchanged. For purposes of this Section G the term Announcement Date means the public announcement by the Company of the conclusion of the Company’s NOV-002 Phase III clinical trial in non-small cell lung cancer. On and after the Announcement Date the Company has no further obligation under this Section.

H.	Miscellaneous.

1. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

2. Any notice or other document required or permitted to be given or delivered to the Purchasers shall be in writing and sent (a) by fax or (b) by an internationally recognized overnight delivery service (with charges prepaid):

if to the Company, at

Novelos Therapeutics, Inc.
One Gateway Center, Suite 504
Newton, MA 02458
Fax No.: (617) 964-6331
Attention: Harry S. Palmin, President and Chief Executive Officer

or such other address as it shall have specified to the Purchaser in writing, with a copy (which shall not constitute notice) to:

Foley Hoag LLP
155 Seaport Boulevard
Boston, MA 02210
Fax No.: (617) 832-7000
Attention: Paul Bork, Esq.

if to the Purchaser, at its address set forth on the signature page to this Agreement, or such other address as it shall have specified to the Company in writing.

3. Except as otherwise provided herein, this Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Company and the Purchasers (or their permitted transferees) holding at least a majority of the number of outstanding Shares in the aggregate sold to the Purchasers in this Offering.

4. Failure of the Company to exercise any right or remedy under this Agreement or any other agreement between the Company and the Purchaser, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

5. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the Commonwealth of Massachusetts, as such laws are applied by the Massachusetts courts to agreements entered into and to be performed in Massachusetts by and between residents of Massachusetts, and shall be binding upon the Purchaser, the Purchaser’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

6. If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

7. The parties understand and agree that, unless provided otherwise herein, money damages would not be a sufficient remedy for any breach of the Agreement by the Company or the Purchaser and that the party against which such breach is committed shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not, unless provided otherwise herein, be deemed to be the exclusive remedies for a breach by either party of the Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

8. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder, except as may result from the actions of any such Purchaser other than through the execution hereof. Nothing contained herein solely by virtue of being contained herein shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any similar entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

9. This Agreement, together with the agreements and documents executed and delivered in connection with this Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the Placement Agent.

10. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Facsimile transmission of execution copies or signature pages for this Agreement shall be legal, valid and binding execution and delivery for all purposes.

I.	Signature.

The signature page of this Agreement is contained as part of the applicable subscription package, entitled “Signature Page.”

* * * * * * *

SIGNATURE PAGE

The Purchaser hereby subscribes for such number of Shares as shall equal the Subscription Amount as set forth below, divided by the Offering Price, and agrees to be bound by the terms and conditions of this Agreement.

Dated: August 14, 2008

PURCHASER:  CRE Fiduciary Services, Inc., as trustee of the CRE Trust

Total Subscription Amount:  $1,499,999.80

Signature of Subscriber:  /s/ Sandra Viana

Title of Authorized Signer:  Vice President; Secretary

Address of principal place of business:  2120 Carey Ave; Suite 300; Cheyenne, Wyoming 82001

Country of Formation or Incorporation:  USA; Wyoming

Type of Entity:  U.S. Trust

PURCHASER:  CRE Capital LLC

Total Subscription Amount:  $1,499,999.80

Signature of Subscriber:  /s/ Sandra Viana

Title of Authorized Signer:  Attorney-in-fact

Address of principal place of business:  777 Old Saw Mill Road; Tarrytown, New York 10591

Country of Formation or Incorporation:  USA; Delaware

Type of Entity:  Limited Liability Company

ACCEPTED BY:

NOVELOS THERAPEUTICS, INC.

By:	/s/ Harry S. Palmin
Name: Harry Palmin
Title: President and Chief Executive Officer

Dated: August 14, 2008

Schedule A

WIRING INSTRUCTIONS

Bank:	Citizens Bank RI
Bank Address:	1 Citizens Drive, Riverside, RI 02915, USA
617-527-8059
Account Name:	Novelos Therapeutics, Inc.
Account Address:	One Gateway Center, Suite 504
Newton, MA 02458, USA
ABA (Routing) #:	011500120
Swift Code:	CTZIUS33
Account #:	1132895348

Schedule B

Additional Risk Factors for the Offering

The Offering involves a high degree of risk. You should carefully consider the following information about some of these risks, as well as the other information contained or incorporated by reference into our SEC Reports, before you decide to invest in Securities. The following risks and uncertainties are not the only ones facing the Company. Additional risks and uncertainties of which the Company is unaware or which it currently believes are immaterial could also materially adversely affect its business, financial condition or results of operations. In any case, the value of the Securities could decline, and you could lose all or part of your investment.

Purchasers will experience immediate and substantial dilution.

Purchasers of the Securities will incur immediate and substantial dilution of the net tangible book value of their purchased Securities. Subscribers may also experience additional dilution as a result of the exercise of outstanding stock options and warrants, or the issuance by the Company of any additional equity securities.

The Securities to be issued in the Offering are restricted securities.

The offer and sale of the Securities has not been registered under the Securities Act or the securities laws of any state. Accordingly, the Securities may not be sold or otherwise transferred unless such sale or transfer is exempt from registration under the Securities Act of 1933. Investors may be required to hold the Securities for an indefinite period of time. All investors who purchase the Securities are required to make representations that it will not sell, transfer, pledge or otherwise dispose of any of the Securities in the absence of an effective registration statement covering such transaction under the Securities Act and applicable state securities laws, or the receipt by the Company of an opinion of counsel to the effect that registration is not required.

Sales of a substantial number of shares of our common stock in the public market, including the shares offered under registration statements, could lower our stock price and impair our ability to raise funds in new stock offerings.

Future sales of a substantial number of shares of our common stock in the public market, including the shares to be offered under registration statements and shares available for resale under Rule 144 under the Securities Act, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and could make it more difficult for us to raise additional capital through the sale of equity securities.

In the time that our common stock has traded, our stock price has experienced price fluctuations.

There can be no assurance that the market price for our common stock will remain at its current level and a decrease in the market price could result in substantial losses for investors. The market price of our common stock may be significantly affected by one or more of the following factors:

•	announcements or press releases relating to the bio-pharmaceutical sector or to our own business or prospects;

•	regulatory, legislative, or other developments affecting us or the healthcare industry generally;

•	the dilutive effect of conversion of our Series D or Series C preferred stock into common stock at conversion rates or the exercise of options and warrants at below-current-market prices;

•
sales by those financing our company through convertible securities and warrants of the underlying common stock, when it is registered with the SEC and may be sold into the public market, immediately upon conversion or exercise; and

•	market conditions specific to biopharmaceutical companies, the healthcare industry and the stock market generally.

There may be a limited public market for our securities; we may fail to qualify for listing on certain national securities exchanges.

Our stock trades on the NASD’s electronic bulletin board in the over-the-counter. As a result, our common stock may be less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes.

Trading of our common stock may be subject to penny-stock rules under the Securities Exchange Act of 1934. Unless exempt, for any transaction involving a penny-stock, the regulations require broker-dealers making a market in our common stock to provide risk disclosure to their customers including regarding the risks associated with our common stock, the suitability for the customer of an investment in our common stock, the duties of the broker-dealer to the customer, information regarding prices for our common stock and any compensation the broker-dealer would receive. The application of these rules may result in fewer market makers in our common stock. Our common stock is presently subject to the rules on penny-stocks, and the liquidity of our common stock could be materially adversely affected so long as we remain subject to such rule.

Our common stock could be further diluted as the result of the issuance of additional shares of common stock, convertible securities, warrants or options.

In the past, we have issued common stock, convertible securities, such as convertible preferred stock, and warrants in order to raise money. We have also issued options and warrants as compensation for services and incentive compensation for our employees and directors. We have shares of common stock reserved for issuance upon the conversion and exercise of these securities and may increase the shares reserved for these purposes in the future. Our issuance of additional common stock, convertible securities, options and warrants could affect the rights of our stockholders, and could reduce the market price of our common stock.

Schedule C

Capitalization

At the date hereof authorized capital stock of the Company consists of 150,000,000 shares of $.00001 par value common stock and 7,000 shares of preferred stock.

At the date hereof there are 39,360,272 shares of common stock outstanding and 685.5 shares of preferred stock outstanding.

At the date hereof, the following table sets forth the shares of common stock outstanding, including those that will become outstanding upon Closing, the shares of common stock that may become issuable pursuant to the Company’s stock plans, exercise of warrants or conversion of preferred stock.

Pro Forma for $3m Common Issuance
	Common stock	Exer./Conv.		Warrant
	equival.	Price	Total cash	Expiration

Cash, cash equivalents[1]			$5,524,114

Common stock outstanding	39,360 ,272
New Investment[2]	4,615,384		$3,000,000

Preferred stock
Series C	5,021,537	$0.65
Series D (includes exchanged B)	31,807,655	$0.65
Warrants
Series D	12,765,381	$0.65	$8,297,498	callable > $2.50
2005 PIPE Placement Agent	1,046,143	$0.65	$679,993	August 2010
Series C	969,696	$0.65	$630,302	October 2010
2006 PIPE[3]	11,249,909	$2.01	$22,612,317	March 2011
2005 Bridge Financing (Pre-IPO)	720,000	$0.625	cashless	April 2010
Series C	1,333,333	$1.25	cashless	May 2012

Stock options outstanding[4]	5,182,651	$0.6685	$3,464,395
			$44,208,619
Fully diluted shares	114,071,961

1 Represents cash balance at 6/30/08.
2Assumes a $3m investment at $0.65 per share.
3Includes 294,442 warrants that become issuable following the Offering, resulting in a reduction in exercise price to $2.01 from $2.06.
4An additional 2,345,000 options are issuable under the 2006 Option Plan.

Exhibit A

Form of Legal Opinion

The opinion will contain the usual and customary precatory language and exceptions and will be to the effect that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its property and assets, to conduct its business as it is currently being conducted and to enter into and perform its obligations under the Agreement. The Company is qualified as a foreign corporation to do business and is in good standing in the Commonwealth of Massachusetts.

2. The execution, delivery and performance by the Company of the Agreement and the issuance of the Common Stock have been duly authorized by all requisite corporate action on the part of the Company and do not require any further approval of its directors or stockholders.

3. The Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. The execution and delivery by the Company of the Agreement and the issuance of the Common Stock will not violate or contravene or be in conflict with (a) any provision of the Company’s Certificate of Incorporation or By-laws; (b) any provision of the Delaware General Corporation Law or any provision of any federal or Massachusetts law, rule or regulation applicable to the Company in transactions of the nature contemplated by the Agreement; (c) any agreement, indenture or other written agreement to which the Company is a party which has been identified as a material agreement in the officer’s certificate attached hereto.

5. No further consents, approvals, authorizations, registrations, declarations or filings are required to be obtained or made by the Company from or with any federal or Massachusetts governmental authority or pursuant to the Delaware General Corporation Law or from any other Person under any material agreement in order for it to execute and deliver the Agreement, to issue the Common Stock and to perform its other obligations under the Agreement, other than those consents, approvals, authorizations, registrations, declarations or filings that have already been obtained and remain in full force and effect and except for the filing of a Form D (the “Form D”) with the Securities and Exchange Commission pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and with any requisite state jurisdictions.

6. The shares of Common Stock have been duly authorized and are validly issued, outstanding, fully paid and nonassessable.

7. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section B of the Agreement, the offer, issuance and sale to the Purchasers of the Common Stock pursuant to the Agreement, are exempt from the registration requirements of the Securities Act of 1933.

Exhibit B

Novelos Therapeutics, Inc.
Confidential Purchaser Questionnaire

Before any sale of Securities by Novelos Therapeutics, Inc. can be made to you, this Questionnaire must be completed and returned to Novelos Therapeutics, One Gateway Center, Suite 504, Newton, MA 02458; Attention: Joanne Protano.

1.	IF YOU ARE AN INDIVIDUAL PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN (A) IF YOU ARE AN ENTITY PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN (B)

A.	INDIVIDUAL IDENTIFICATION QUESTIONS

Name
(Exact name as it should appear on stock certificate)

Residence Address

Home Telephone Number

Fax Number

Date of Birth

Social Security Number

B.	IDENTIFICATION QUESTIONS FOR ENTITIES

Name (Exact name as it will appear on stock certificate)

Address of Principal Place of Business

State (or Country) of Formation or Incorporation

Contact Person

Telephone Number (   )

Type of Entity
  (corporation, partnership, trust, etc.)

Was entity formed for the purpose of this investment?      Yes: ☐  No: ☐

2.	DESCRIPTION OF INVESTOR

The following information is required to ascertain whether you would be deemed an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act. Please check whether you are any of the following:

☐	a corporation or partnership with total assets in excess of $5,000,000, not organized for the purpose of this particular investment

☐
private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives

☐	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958

☐	an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act

☐
a trust not organized to make this particular investment, with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act of 1933 and who completed item 4 below of this questionnaire

☐
a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act of 1933 acting in either an individual or fiduciary capacity

☐	an insurance company as defined in Section 2(13) of the Securities Act of 1933

☐
an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (i) whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or (ii) whose total assets exceed $5,000,000, or (iii) if a self-directed plan, whose investment decisions are made solely by a person who is an accredited investor and who completed Part I of this questionnaire;

☐
a charitable, religious, educational or other organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the purpose of this investment, with total assets in excess of $5,000,000

☐	an entity not located in the U.S. none of whose equity owners are U.S. citizens or U.S. residents

☐	a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934

☐	a plan having assets exceeding $5,000,000 established and maintained by a government agency for its employees

☐
an individual who had individual income from all sources during each of the last two years in excess of $200,000 or the joint income of you and your spouse (if married) from all sources during each of such years in excess of $300,000 and who reasonably excepts that either your own income from all sources during the current year will exceed $200,000 or the joint income of you and your spouse (if married) from all sources during the current year will exceed $300,000

☐	an individual whose net worth as of the date you purchase the securities offered, together with the net worth of your spouse, be in excess of $1,000,000

☐	an entity in which all of the equity owners are accredited investors

3.	BUSINESS, INVESTMENT AND EDUCATIONAL EXPERIENCE

Occupation

Number of Years

Present Employer

Position/Title

Educational Background

Frequency of prior investment (check one in each column):

	Stocks & Bonds	Venture Capital Investments
Frequently
Occasionally
Never

4.	SIGNATURE

The above information is true and correct. The undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

Executed at ___________________, on ____________, 2008

(Signature)